UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2019

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware ------------	1-10706 ----------	38-1998421 ---------------
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [_]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 24, 2018, Comerica Incorporated (“Comerica”) announced that Michael H. Michalak, Executive Vice President, planned to retire on January 31, 2019.

In connection with Mr. Michalak’s retirement, Comerica and Mr. Michalak entered into a restrictive covenants and general release agreement (the “Agreement”) dated January 8, 2019. The Agreement specifies that Mr. Michalak’s employment will terminate January 31, 2019 (the “Separation Date”) and that he will return all property of Comerica and its subsidiaries and affiliates on or prior to the Separation Date. Under the terms of the Agreement, Mr. Michalak provides a general release of claims in favor of Comerica and its affiliates and agrees to be bound by certain restrictive covenants (including two year non-competition and non-solicitation restrictions that will prohibit him from engaging in any business in competition with the businesses conducted by Comerica in Michigan, California, Texas, Arizona or Florida and from soliciting the customers and employees of Comerica) without the consent of Comerica. The Agreement also includes general non-disparagement and cooperation provisions and provides that Mr. Michalak will not use, commercialize or disclose Comerica’s confidential information to any person or entity, except to such individuals as approved by Comerica in writing prior to any such disclosure or as otherwise required by law.

The Agreement further provides that Comerica will recommend to the Governance, Compensation and Nominating Committee that it accelerate the vesting of Mr. Michalak’s shares of restricted stock that are not vested as of his Separation Date, subject to his execution and non-revocation of the Agreement; such recommendation is anticipated to be made on January 22, 2019.

Pursuant to the Agreement, prior to the Separation Date, so long as Mr. Michalak continues to be employed by Comerica, he will generally continue to be paid and be eligible to participate in the health, welfare benefit and retirement plans of Comerica on the same basis as applied to him immediately prior to delivery of the Agreement. Following the Separation Date, he will be eligible to elect continuation coverage under Comerica’s healthcare benefit plans in accordance with Section 4980B of the Internal Revenue Code of 1986, as amended and the terms of the applicable plan. Comerica shall reimburse Mr. Michalak for reasonable and documented business expenses incurred by Mr. Michalak on or before the Separation Date, in accordance with the terms of Comerica’s policy. As well, Comerica will compensate Mr. Michalak for any accrued but unused paid time off days as of the Separation Date, in accordance with the terms of Comerica’s policy. Mr. Michalak will receive deferred compensation distributions from his deferred compensation plan accounts, if any, in accordance with his prior elections and the terms of the relevant plans. Mr. Michalak will receive an incentive payment pursuant to the Comerica 2016 Management Incentive Plan with respect to the performance period ending December 31, 2018, but will not receive any applicable incentive payments from such plan with respect to performance periods ending December 31, 2019 or thereafter. To the extent provided in its bylaws, Comerica will defend, indemnify and hold Mr. Michalak harmless from and against all liability for actions taken by him within the scope of his responsibilities, so long as his conduct in any such matter was consistent with the relevant standards contained in the bylaws.

This summary of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is being filed herewith as Exhibit 10.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information concerning the departure of Mr. Michalak set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Restrictive Covenants and General Release Agreement by and between Michael H. Michalak and Comerica Incorporated dated January 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ John D. Buchanan
	Name:	John D. Buchanan
	Title:	Executive Vice President - Chief
Legal Officer

Date: January 11, 2019